Chemung Financial Corporation One Chemung Canal Plaza P.O. Box 1522 Elmira, New York 14902 (607) 737-3711
For Immediate Release:
May 11, 2012
           Contact:
          Michael J. Wayne
          Senior Vice President
          (607) 737-3762
          mwayne@chemungcanal.com

    Chemung Financial Shareholders Re-elect Directors
                Two Retiring Directors Recognized

Chemung Financial Corporation, the holding company of Chemung Canal Trust Company and CFS Group, Inc., announced that its Shareholders have re-elected five members to the corporation’s Board of Directors.  The announcement was made May 10th, during the Corporation’s Annual Shareholders Meeting.

Re-elected to the Board were: David J. Dalrymple, President of Dalrymple Holding Company, William D. Eggers,
Senior Counsel with Nixon Peabody LLP, John F. Potter, President of Seneca Beverage Corporation, Robert L.
Storch, retired Owner of Storchmont Dairy Farms and Jan P. Updegraff, retired President and Chief Executive
Officer of Chemung Financial Corporation and Chemung Canal Trust Company.  Each was re-elected for a three year term.

Mr. Dalrymple, who is also Chairman of the Board of Chemung Financial Corporation and Chemung Canal Trust
Company, joined the Board of Directors in 1993. Mr. Eggers has served as a Director since 2002, Mr. Potter joined the Board of Directors in 1991, Mr. Storch has been a Director since 2009 and Mr. Updegraff joined the Board in
1996.  All Directors of the Chemung Financial Corporation are also Directors of Chemung Canal Trust Company.

During the meeting Chemung Financial President & CEO, Ronald M. Bentley and Board Chairman David J.
Dalrymple paid tribute to Dr. Thomas K. Meier and Ralph H. Meyer and who are retiring from the Chemung
Financial and Chemung Canal Trust Company boards.  Bentley thanked each for their years of “dedication, commitment and service to our Company.” Dr. Meier joined the Board in 1988 and Ralph Meyer joined the Board in 1981.

Chemung Financial Corporation, headquartered in Elmira, New York, was incorporated in 1985 as the parent holding company of Chemung Canal Trust Company, a full service community bank with full trust powers.
Established in 1833, Chemung Canal Trust Company is the oldest, active independent bank in New York State.
Chemung Financial Corporation is also the parent of CFS Group, Inc., a financial services subsidiary offering non-
traditional services including mutual funds, annuities, brokerage services and insurance. CFS Group, Inc. was founded in 2001.\
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